                                                                     EXHIBIT 8.1
                        [Letterhead of Perkins Coie LLP]

                               September 30, 2003


Esterline Technologies Corporation
500 108th Avenue NE
Bellevue, WA 98004

         RE: EXCHANGE OFFER RELATING TO 7.75% EXCHANGE NOTES

Ladies and Gentlemen:

         We have acted as counsel to Esterline Technologies Corporation, a Delaware corporation (the "COMPANY"), and the additional registrants (the "SUBSIDIARY GUARANTORS") as listed in the Registration Statement (as defined below), in connection with the offer to exchange up to $175,000,000 in aggregate principal amount of the Company's 7.75% Senior Subordinated Notes due 2013 (the "EXCHANGE NOTES") and the related guarantees (the "EXCHANGE GUARANTEES") of the Exchange Notes by the Subsidiary Guarantors, the issuances of which have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a like principal amount of the Company's outstanding 7.75% Senior Subordinated Notes due 2013 (the "ORIGINAL NOTES") and the related guarantees of the Original Notes by the Subsidiary Guarantors (the "EXCHANGE OFFER"). The terms of the Exchange Notes and the Exchange Guarantees are described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act. Such Registration Statement (including Exhibits thereto), as amended or supplemented, is hereinafter referred to as the "Registration Statement." The terms of the Exchange Offer, which are set forth in the Registration Statement, are incorporated herein by reference.

         You have requested our opinion regarding the anticipated material United States federal income tax consequences of the Exchange Offer. In formulating our opinion, we have examined the Registration Statement and such certificates, records and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination of such material, we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, certificates, records and other documents. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all copies of documents submitted to us.

         Our opinion herein is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated or proposed

Esterline Technologies Corporation
September 30, 2003
Page 2



thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities, all of which are subject to change either prospectively or retroactively. A change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

         Our opinion relates only to the federal income tax laws of the United States, and we express no opinion with respect to other federal laws or with respect to the laws of any other jurisdiction. Further, we express no opinion concerning any tax consequences except as expressly set forth in the Registration Statement under the heading "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS," to the extent it constitutes summaries of legal matters or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences relevant to the exchange of the Original Notes for Exchange Notes pursuant to the Exchange Offer and the ownership and disposition of the Exchange Notes.

         This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Further, this opinion is based on the accuracy of the facts and the representations set forth in the Registration Statement. In the event any one of the facts, representations or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. In addition, there can be no assurances that the Internal Revenue Service will not assert contrary positions.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Esterline Technologies Corporation
September 30, 2003
Page 3



                                     Very truly yours,

                                     /s/ Perkins Coie LLP

                                     PERKINS COIE LLP